Exhibit 10.8
REGISTRATION RIGHTS AGREEMENT

September 14, 2012
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 14, 2012, is made among Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), Monroe EH Holdings Trust, a Maryland corporation (“Monroe EH Holdings”), Monroe EH TRS, LLC, a Delaware limited liability company (“Monroe EH TRS”), and Monroe EH Condo Investment, LLC, a Delaware limited liability company (“Monroe EH Condo” and together with Monroe EH Holdings and Monroe EH TRS, the “Put Holders”).
W I T N E S S E T H
WHEREAS, SHR Essex House, LLC, a Delaware limited liability company and a subsidiary of the Company (“SHR Essex”), entered into a purchase and sale agreement with DIG EH Hotel, LLC, a Delaware limited liability company (the “Purchase Agreement”), dated August 13, 2012, pursuant to which SHR Essex will acquire the “Hotel Unit” and the “Commercial Unit” (as such terms are defined in the Purchase Agreement) in the Essex House Condominium, and SHR Essex House Condominiums, LLC, a Delaware limited liability company and a subsidiary of the Company, will acquire nine residential condominium units (collectively, the “Acquisition”);
WHEREAS, in connection with, and for the funding of, the Acquisition, (i) Strategic Hotel Funding, L.L.C., a Delaware limited liability company (“SH Funding”) and the Company’s operating partnership, has entered into a 51%/49% joint venture with Monroe EH Holdings, pursuant to a Limited Liability Company Agreement of SHR Essex House Holdings, LLC (“SHR Essex Holdings”), dated September 14, 2012, by and between SH Funding and Monroe EH Holdings (the “SHR Essex LLC Agreement”) and (ii) SHC DTRS, Inc., a Delaware corporation and a wholly owned subsidiary of SH Funding (“SHC DTRS”), has entered into two 51%/49% joint ventures with (A) Monroe EH TRS pursuant to a Limited Liability Company Agreement of DTRS Essex House Holdings, LLC (“DTRS Essex”), dated September 14, 2012, by and between SHC DTRS and Monroe EH TRS (the “DTRS Essex LLC Agreement”) and (B) Monroe EH Condo pursuant to a Limited Liability Company Agreement of SHR Essex House Condominiums Holdings, LLC (together with SHR Essex Holdings and DTRS Essex, the “LLCs”), dated September 14, 2012, by and between SHC DTRS and Monroe EH Condo (together with the SHR Essex LLC Agreement and DTRS Essex LLC Agreement, the “LLC Agreements”);
WHEREAS, pursuant to the LLC Agreements, the Put Holders have the right to exchange their respective Interests (as defined in the LLC Agreements) in the LLCs, as applicable, for shares (the “Exchange Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on such terms and as further set forth in the LLC Agreements (the “Put Option”);
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I
Definitions.
1.1.    Certain Definitions. For purposes of this Agreement,
(a)    “Acquisition” has the meaning set forth in the Recitals.
(b)    “Affiliate” means, with respect to a specified person or entity, any other person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person or entity. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement or otherwise.
(c)    “Agreement” has the meaning set forth in the Preamble.
(d)    “Applicable Period” has the meaning set forth in Section 3.3.
(e)    “Automatic Shelf Registration Statement” has the meaning in Rule 405 of the Securities Act.
(f)    “Common Stock” has the meaning set forth in the Recitals.
(g)    “Company” has the meaning set forth in the Preamble and includes the Company’s successor by merger, acquisition, reorganization or otherwise.
(h)    “DTRS Essex” has the meaning set forth in the Recitals.
(i)    “DTRS Essex LLC Agreement” has the meaning set forth in the Recitals.
(j)    “Effectiveness Period” has the meaning set forth in Section 3.1(b).
(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations thereunder, as in effect from time to time.
(l)    “Exchange Date” means the date the Company receives notice from the Put Holders notifying the Company of their election to initiate the Put Option, pursuant to the terms and conditions of the LLC Agreements.
(m)    “Exchange Shares” has the meaning set forth in the Recitals.
(n)    “Holder” means each Put Holder and each Person who receives Registrable Securities pursuant to a Permitted Transfer. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.
(o)    “Inspectors” has the meaning set forth in Section 3.2(a)(xv).

(p)    “Joint Venture” has the meaning set forth in the Recitals.
(q)    “LLC Agreements” has the meaning set forth in the Recitals.
(r)    “LLCs” has the meaning set forth in the Recitals.
(s)    “Market Value” means, with respect to a share of Common Stock on a particular date or at a particular time if the Market Value is being determined intra-day, the following: (i) if the shares of Common Stock are listed or admitted to trading on any national securities exchange, the closing price on such day as reported by such national securities exchange, or if the Market Value is being determined intra-day, the last reported sale price at such time of determination, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; (iii) if the shares of Common Stock are not listed or admitted to trading on any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; or (iv) if none of the conditions set forth in clauses (i), (ii), or (iii) is met then Market Value shall be determined in good faith by the Company’s board of directors and certified by resolution thereof.
(t)    “Monroe EH Condo” has the meaning set forth in the Preamble.
(u)    “Monroe EH Holdings” has the meaning set forth in the Preamble.
(v)    “Monroe EH TRS” has the meaning set forth in the Preamble.
(w)    “Permitted Transfer” means a Transfer by a Put Holder to any Affiliate of such Put Holder who agrees in writing to be bound by and subject to the terms and conditions of this Agreement.
(x)    “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.
(y)    “Prospectus” means the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.
(z)    “Purchase Agreement” has the meaning set forth in the Recitals.
(aa)    “Put Holders” has the meaning set forth in the Preamble.

(bb)    “Put Option” has the meaning set forth in the Recitals.
(cc)    “Qualified Offering” has the meaning set forth in Section 3.1(c).
(dd)    “Qualified Offering Notice” has the meaning set forth in Section 3.1(c).
(ee)    “Records” has the meaning set forth in Section 3.3(a)(xv).
(ff)    “Registrable Securities” means (i) the Exchange Shares issued to the Put Holders in connection with the Put Option and (ii) any equity securities of the Company (and any other securities of the Company that are, or may be with the passage of time or the occurrence of one or more events, convertible into equity securities of the Company, issued in respect of the shares described in clause (i), including without limitation, pursuant to any stock dividend, stock split or recapitalization of the Company. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) they have been distributed to the public pursuant to an offering registered under the Securities Act, (b) they have been sold in compliance with Rule 144, (c) they have been redeemed or repurchased by the Company or any subsidiary thereof or (d) they may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, as determined by the Company, in consultation with its counsel.
(gg)    “Registration Expenses” has the meaning set forth in Section 3.5.
(hh)    “Rule 144” means Rule 144 promulgated under the Securities Act, as may be amended or interpreted from time to time, or any successor or similar rule as may be enacted by the SEC from time to time.
(ii)    “SEC” shall mean the United States Securities and Exchange Commission.
(jj)    “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations thereunder, as in effect from time to time.
(kk)    “Selling Stockholder Information” with respect to the Holders, means (i) its name, address, number of shares of Registrable Securities being offered and the number of shares beneficially owned by such Holder which are required to appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in the Prospectus and (ii) any additional information about or pertaining to such Holder reasonably requested by the Company which the Company believes, in good faith, is needed to satisfy the Company’s disclosure requirements under the Securities Act with respect to the Shelf Registration Statement, including, without limitation, the intended method of distribution of such Registrable Securities.
(ll)    “SH Funding” has the meaning set forth in the Recitals.
(mm) “SHC DTRS” has the meaning set forth in the Recitals.
(nn)    “SHR Essex” has the meaning set forth in the Recitals.
(oo)    “SHR Essex Holdings” has the meaning set forth in the Recitals.
(pp)    “SHR Essex LLC Agreement” has the meaning set forth in the Recitals.

(qq)    “Shelf Registration” shall mean a registration effected pursuant to Section 3.1(a) hereof.
(rr)    “Shelf Registration Statement” means a “shelf” registration statement of the Company which covers all of the Registrable Securities on Form S-3, if then available to the Company, and if not then on any registration form then available to the Company, under Rule 415 under the Securities Act, or any successor or similar rule that may be adopted by the SEC, which may include an Automatic Shelf Registration Statement, and all amendments, supplements and replacements (if any, to the extent any prior such registration statement expires) to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.
(ss)     “Suspension Period” shall have the meaning set forth in Section 3.2(a)(viii).
(tt)    “Transfer” means any offer, sale, assignment, grant of option to purchase, pledge, hypothecation, transfer or other disposition or encumbrance of any Registrable Securities or any beneficial interest therein, or the entry into any binding contract, agreement or arrangement providing for any of the foregoing, provided that, “Transfer” shall not include (i) the tendering of Registrable Securities into any publicly announced tender offer for more than 50% of the issued and outstanding Common Stock or (ii) the exchange or conversion of Registrable Securities into cash, securities or other consideration in connection with any merger, consolidation or reorganization pursuant to which the holders of the voting shares of Common Stock immediately before such transaction will hold less than 50% of the voting securities of the entity surviving or resulting from such transaction.
ARTICLE II
Legend
2.1.    Securities Act Legend. Each certificate representing securities of the Company will bear a legend substantially in the following form or as otherwise determined by the Company until sold pursuant to, and in accordance with, the plan of distribution contained in an effective registration statement or such restriction is no longer required by applicable law, as determined by the Company:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, OR IF PURSUANT TO RULE 144, A WRITTEN STATEMENT, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.”
The Company will make a notation on its records and give instructions to any transfer agent of its equity securities to implement the restrictions on transfer established in this Agreement. Each Holder agrees and consents to the entry of stop transfer instructions by the Company or any such transfer agent in order to enforce the restrictions on transfer established in this Agreement.

ARTICLE III
Registration
3.1.    Shelf Registration Statement.
(a)    Registration Requirement. Within 45 (forty-five) days of the Exchange Date, the Company shall, at its option, file with the SEC a Shelf Registration Statement, or file a prospectus supplement to an effective Automatic Shelf Registration Statement on file with the SEC containing the Selling Stockholder Information, with the SEC meeting the requirements of the Securities Act and use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing (or if not furnished within 10 (ten) business days after receipt of a request therefor, the Company shall be entitled to file a prospectus supplement or a post-effective amendment to any then effective registration statement following the receipt of such Selling Stockholder Information), the Selling Stockholder Information. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all Selling Stockholder Information with respect to such Holder necessary to make the Selling Stockholder Information previously furnished to the Company by such Holder not materially misleading.
(b)    Effectiveness Requirement. Subject to the terms and conditions of Section 3.2(a)(viii), the Company will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or cease to be Registrable Securities or this Agreement otherwise terminates in accordance with its terms (the “Effectiveness Period”).
(c)    Underwritten Offerings; Selection of Underwriters. If any Holder(s) intends to distribute the Registrable Securities covered by the Shelf Registration Statement by means of an underwritten offering of Registrable Securities of at least $50 million in Market Value (a “Qualified Offering”), it will so advise the Company in writing (the “Qualified Offering Notice”), and within 10 (ten) business days of the receipt thereof, the Company will give written notice of such request to all Holders. In such event, the selling Holders will use one or more investment banker(s) and/or manager(s) to administer the offering, subject to the Company’s prior written consent of the selection of such investment banker(s) and/or manager(s), which consent shall not be unreasonably withheld. If and only if the offering is a Qualified Offering, the Company and each such Holder will (together with the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form approved by the Company with the underwriter or underwriters selected for such underwriting (and will complete and execute all questionnaires, powers of attorney, indemnities, and other documents reasonably required under the terms of such underwriting arrangements). The right of any Holder to an underwritten registration pursuant to this Section 3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of the Holder’s Registrable Securities that it wishes to sell in the underwriting. If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. In no event shall the Holders collectively be entitled to (i) more than three Qualified Offerings and (ii) more than one Qualified Offering in any twelve-month period pursuant to this Section 3.1.
3.2.    Shelf Registration Procedures.
(a)    Company Obligations. In accordance with the registration obligations of the Company under Section 3.1, the Company will, as applicable, from and after the Exchange Date until the end of the Effectiveness Period:
(i)    use commercially reasonable efforts to have a Shelf Registration Statement declared effective or file a prospectus supplement to an effective Automatic Shelf Registration Statement on file with the SEC on or prior to 45 (forty-five) days following the Exchange Date;
(ii)    as promptly as reasonably practicable, prepare and file with the SEC such amendments or post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective during the Effectiveness Period (except as otherwise set forth herein); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;
(iii)    at least three (3) business days prior to the filing of the Shelf Registration Statement (other than an Automatic Shelf Registration Statement), or any Prospectus, amendment or supplement thereto, furnish a copy thereof to each selling Holder and its counsel;
(iv)    deliver to the selling Holder, without charge, as many copies of the Prospectus as it may reasonably request (the Company hereby consenting to the use of each such Prospectus by such selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus) and a reasonable number of copies of the Shelf Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
(v)    use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as the selling Holders reasonably request and keep such registration or qualification effective during the Effectiveness Period, and do any and all other acts and things that may be reasonably necessary or advisable to enable the selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause, (ii) to subject itself to taxation in any such jurisdiction, (iii) to consent to general service of process in any such jurisdiction or (iv) to comply with requirements under so-called “fair, just and equitable standards” under state securities laws;
(vi)    notify each Holder of Registrable Securities, its counsel and the managing underwriters of an underwritten offering of Registrable Securities, if any (A) when the Shelf Registration Statement covering such Registrable Securities has become effective and when any post-effective amendments thereto become effective; (B) of any written request by the SEC or any state securities authority for amendments and supplements to such Shelf Registration Statement or Prospectus or for additional information after such Shelf Registration Statement has become effective; and (C) of the issuance or threatened issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the qualification of the Registrable Securities in any jurisdiction described in Section 3.2(a)(v) hereof or the initiation of any proceedings for that purpose;
(vii)    file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144;
(viii)    notify each selling Holder, at any time that a prospectus covered by the Shelf Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge and as a result of which the prospectus included in the Shelf Registration Statement as then in effect would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and, at the request of the Selling Holders, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the selling Holders, such prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; provided, however, that at any time, upon written notice to the Holders and for a period not to exceed ninety (90) days in the aggregate during any calendar year (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement or prospectus (and the selling Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement or prospectus during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information, developments or events (including, but not limited to, a pending or contemplated merger or acquisition or other material transaction or similar event) involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could constitute a material misstatement or omission. If so directed by the Company, all Holders of Registrable Securities registering shares under any registration statement shall (i) not offer to sell any Registrable Securities pursuant to any such registration statement or prospectus during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension (and, if required, until such Holder receives copies of the supplemented or amended Prospectus) and (ii) use commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company covenants and agrees that it shall not deliver such notice with respect to the Suspension Period unless Company employees, officers and directors and any other holders of registration rights with respect to the Company’s Common Stock are also prohibited by the Company for the duration of such Suspension Period from effecting any public sales of shares of Common Stock beneficially owned by them, if such holders of registration rights sell pursuant to a registration statement;
(ix)    cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority;
(x)    cause all securities covered by such Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;
(xi)    provide a transfer agent and registrar for all securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement or the filing of a prospectus pursuant to an effective Automatic Shelf Registration Statement and thereafter maintain such a transfer agent and registrar;
(xii)    take all such other actions as may be reasonably required to expedite or facilitate the disposition of the securities covered by the Shelf Registration Statement;
(xiii)    use commercially reasonable efforts to obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters;
(xiv)    use commercially reasonable efforts to obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the Holders of such Registrable Securities;
(xv)    make reasonably available for inspection by any underwriter participating in any registered public offering in which Registrable Securities are included and any attorney or accountant retained by any such underwriter (collectively, the “Inspectors”), all financial and other records, and pertinent corporate documents of the Company (collectively, the “Records”) as shall be reasonably made available for purposes of a due diligence investigation and reasonably requested by such Inspector, and cause the Company’s officers, directors and employees to supply all information reasonably made available for purposes of a due diligence investigation and reasonably requested by any such Inspector to enable them to exercise their due diligence responsibility under the Securities Act with respect to such registered public offering; provided, however, that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall be kept confidential by the Inspectors;
(xvi)    in the case of no more than two Qualified Offerings, make the Company’s executive officers available for a total of five (5) business days to participate in “road show” presentations in the United States for each such Qualified Offering; and with respect to any Qualified Offering, make the Company’s executive officers reasonably available at the Company’s principal executive offices to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon; and

(xvii)    take reasonable efforts to prevent the entry of any stop order suspending the effectiveness of a registration statement, and upon the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Shelf Registration Statement for sale in any jurisdiction, the Company will use commercially reasonable efforts promptly to obtain the withdrawal of such order.
(b)    Selling Holder Obligations. In addition to the other obligations of the Holders contained herein, each Holder agrees that the Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to it the Selling Stockholder Information and any other information that may be required by the Staff of the SEC to be included in the applicable Shelf Registration Statement and related prospectus, the Company may exclude from such registration the Registrable Securities of any selling Holder who fails to furnish such information within ten (10) business days after receiving such request, and the Company shall have no obligation to register under the Securities Act the Registrable Securities of a Holder who so fails to furnish such information.
(c)    Company’s Ability to Postpone. Notwithstanding anything contained herein, the Company shall have the privilege to (i) postpone, for one time only, the filing of a Shelf Registration Statement and/or any prospectus and/or (ii) postpone, for one time in every rolling 12 (twelve) months until such Registrable Securities are no longer outstanding, a Qualified Offering under Sections 3.1(c), respectively, for a reasonable period of time (not exceeding 90 days) if the Company furnishes the Holders with a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that, in its good faith judgment, the Company’s board of directors has determined that effecting the registration or filing such prospectus at such time and/or effecting a Qualified Offering would adversely affect a material financing, acquisition, disposition of assets or shares, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.
3.3.    Holdback Agreements. Each Holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, including, without limitation, any short sale, loan or hedge, during the seven (7) days prior to and the ninety (90)-day period beginning on the effective date of any underwritten Shelf Registration Statement in which the Registrable Securities are included or the pricing date of any underwritten offering pursuant to any such registration statement (except as part of any such underwritten registration), or such longer period agreed to by the holders of a majority of the Registrable Securities participating in such offering, unless the underwriters managing the registered public offering otherwise agree (the “Applicable Period”). If requested by the Company, each Holder of Registrable Securities agrees to execute customary lock-up agreements with the managing underwriter(s) of an underwritten offering with a duration not to exceed the Applicable Period in such form as agreed to by the holders of a majority of the Registrable Securities participating in such underwritten offering.
3.4.    Block-Out Rights. Notwithstanding anything contained herein, the Company shall not be obligated to effect, or take any action to effect, a Qualified Offering if, at the time the Company receives either a Qualified Offering Notice, the Company (i) is actively undertaking an underwritten offering of its capital stock, (ii) is in active discussions with underwriters, in good faith, regarding an underwritten offering of its capital stock and it is reasonably likely that such an underwritten offering will be initiated by the

Company or (iii) is actively undertaking an underwritten offering pursuant to an existing registration rights agreement on the date hereof.
3.5.    Registration Expenses. The Company will pay the Registration Expenses in connection with the Shelf Registration Statement. All other expenses will be paid by the Holders, including, without limitation, any legal fees and expenses of their counsel or other advisors and any underwriting discounts and commissions and taxes of any kind (including without limitation, transfer taxes) relating to any disposition, sale or transfer of Registrable Securities. The term “Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants, including the expenses of “comfort letters” required by or incident to such performance and compliance.
3.6.    Indemnification; Contribution.
(a)    Indemnification by the Company. In connection with any registration statement in which a Holder of Registrable Securities is participating, the Company agrees to indemnify and hold harmless, to the full extent permitted by law, each such Holder of Registrable Securities, their officers, directors, members, and employees and each Person who controls such Holder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, together with reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any such registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or (B) in any application or other document or communication (in this Section 3.6 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, or (iii) any violation or alleged violation by the Company in connection with any offering under this Agreement of the federal securities laws, any applicable state law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law, and the Company will reimburse such Holder and each such director, officer, member and employee for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of, is based upon, is caused by, or results from an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder (including, without limitation, the Selling Stockholder Information) or other indemnified party or underwriter (in the case of an underwritten offering) expressly for use therein or by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same; provided, further, that the indemnification required by this Section 3.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.
(b)    Indemnification by Selling Holder. In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus (including, without limitation, the Selling Stockholder Information) and, to the full extent permitted by law, will indemnify and hold harmless the Company, and each of its directors, officers, agents retained in connection with the transactions contemplated hereby, employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney’s fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein (including, for the avoidance of doubt, the Selling Stockholder Information), or (iii) any violation or alleged violation by such Holder in connection with any offering under this Agreement of the federal securities laws, any applicable state law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the liability of a Holder under this Section 3.6(b) shall be limited to the net proceeds (before expenses) received by it from the sale of Registrable Securities pursuant to such registration statement.
(c)    Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 3.6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel retained by the indemnifying party (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if it prejudices or results in forfeiture of rights or defenses, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.6, to the extent of any damage directly suffered by the indemnifying party as a result thereof. Any reasonable out-of-pocket fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.
(d)    Contribution. If the indemnification required by this Section 3.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 3.6:
(i)    The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.6(a) and Section 3.6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the foregoing, the liability of a Holder under this Section 3.6(d) shall be limited to the net proceeds (before expenses) received by it from the sale of securities pursuant to the applicable registration statement.
(ii)    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 3.6(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)    Full Indemnification. If indemnification is available under this Section 3.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 3.6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 3.6(d)(i) hereof.
(f)    Survival. The obligations of the Company, the Holders of Registrable Securities under this Section 3.6 shall survive the completion of any offering of securities pursuant to a registration statement under this Agreement, and otherwise.
ARTICLE IV
Miscellaneous Provisions.
4.1.    Termination. Notwithstanding anything to the contrary set forth herein, this Agreement will terminate and be of no further force or effect (except as provided and contemplated in Sections 3.3, 3.4, 3.5, 3.6 and this Article IV) (i) on the date on which no Registrable Securities are then held by any Holder, (ii) with respect to any Holder, when such Holder no longer holds any Registrable Securities and (iii) with respect to any Registrable Securities, when such Registrable Securities are no longer outstanding.
4.2.    Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:
If to the Company:    Strategic Hotels & Resorts, Inc.
200 West Madison Street, Suite 1700
Chicago, IL 60606
Attn: General Counsel
Facsimile: (312) 658-5799
with a copy (which will not constitute notice) to:

Paul Hastings LLP
75 East 55th Street
New York, New York 10022
Attn: Michael L. Zuppone, Esq.

If to the Holder:	To the address for such Holder on the books and records of the Company as the same may be changed from time to time by notice from such Holder to the Company in accordance with this Section 4.2.

4.3.    No Third Party Beneficiaries. Nothing in this Agreement will create, confer or be deemed to create or confer any third party beneficiary rights in any person or other legal entity not party to this Agreement.
4.4.    Assignment. The rights and obligations of the Put Holders pursuant to this Agreement are not assignable except that such rights and obligations as they relate to a particular security will be automatically assigned to any transferee of such security if such security was transferred in a Permitted Transfer. Any attempted assignment of such rights and obligations in violation of this Section 4.4 will be null and void. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
4.5.    Amendment. No amendment, modification or supplement of or to this Agreement will be effective unless made in writing and signed by the Company and the holders of at least a majority of the Registrable Securities, provided, however, an amendment that is prejudiced against one or more Holder(s) of Registrable Securities must be consented to by the prejudiced parties.
4.6.    Waivers. No waiver of any provision of this Agreement, or consent to any departure from its terms, will be effective unless made in writing and signed by the party giving such waiver or consent. No action (other than a waiver) taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver, by the party taking such action, of the other party’s compliance with any covenant or agreement contained in this Agreement. No delay or omission on the part of any party in exercising any right or remedy under this Agreement will operate as a waiver thereof or of any other right or remedy. No waiver by any party of any right or remedy under this Agreement on any one occasion will be deemed a bar to or waiver of the same or any other right or remedy on any future occasion. No partial exercise of any right or remedy under this Agreement by any party will preclude any further exercise thereof or the exercise of any other right or remedy.
4.7.    Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.
4.8.    Interpretation.
(a)    The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(b)    The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
(c)    When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise specified.
(d)    The words “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.
(e)    A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.
(f)    Reference to any law means such law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g)    The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.
4.9.    Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
4.10.    Business Days. If the last or appointed day for the taking of any action required under this Agreement, or the expiration of any right granted in this Agreement, is a Saturday, Sunday or legal holiday in the State of New York and/or Maryland, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday in the State of New York and/or Maryland.
4.11.    Entire Agreement. This Agreement represents, and is intended to be, a complete statement of all of the terms and the arrangements between the Company and the Put Holders with respect to the matters provided for herein, supersedes any and all previous oral or written and all contemporaneous oral agreements, understandings, negotiations and discussions between the Company and the Put Holders with respect to those matters.
4.12.    Remedies. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by applicable law. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach by a party of the provisions of this Agreement and that the any party may in its sole discretion apply to a court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief to enforce or prevent violation of the provisions of this Agreement.
4.13.    Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
4.14.    Counterparts. This Agreement may be executed in counterparts, and any party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when all parties hereto shall have received a counterpart hereof signed by the other parties hereto. The parties agree that the delivery of this Agreement may be effected by means of an exchange of electronic, pdf or facsimile signatures.
* * * Remainder of Page Intentionally Left Blank * * *

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first written above.
STRATEGIC HOTELS & RESORTS, INC.
By:     /s/ Diane Morefield
Name:    Diane Morefield

Title:	Executive Vice President and Chief Financial Officer
MONROE EH HOLDINGS TRUST

By:     /s/ Steven S. Siegel
Name:    Steven S. Siegel
Title: President
MONROE EH TRS, LLC

By:     /s/ Steven S. Siegel
Name:    Steven S. Siegel
Title: COO, VP and Secretary
MONROE EH CONDO INVESTMENT, LLC

By:     /s/ Steven S. Siegel
Name:    Steven S. Siegel
Title: COO, VP and Secretary

Registration Rights Agreement – Signature Page